                                                                    Exhibit 10.1

                                                               EXECUTION VERSION
                                                               -----------------


                                  $200,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of October 14, 2003

                                      among

                           LANDRY'S RESTAURANTS, INC.,

                              BANK OF AMERICA, N.A.

                            as Administrative Agent,

                  Letter of Credit Issuing Lender, and Lender,

                 The Other Financial Institutions Party Hereto,

                                 as Lenders, and

                         Banc of America Securities LLC,

                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS....................................2

   1.01   Defined Terms........................................................2

   1.02   Use of Certain Terms................................................24

   1.03   Accounting Terms....................................................24

   1.04   Rounding............................................................24

   1.05   Exhibits and Schedules..............................................25

   1.06   References to Agreements, Exhibits and Laws.........................25

ARTICLE II  THE COMMITMENTS AND EXTENSIONS OF CREDIT..........................25

   2.01   Committed Loans.....................................................25

   2.02   Borrowings, Conversions and Continuations of Committed Loans........25

   2.03   Swing Loans.........................................................26

   2.04   Letters of Credit...................................................27

   2.05   Prepayments.........................................................32

   2.06   Reduction or Termination of Commitments.............................32

   2.07   Principal and Interest..............................................33

   2.08   Settlement..........................................................34

   2.09   Fees................................................................34

   2.10   Computation of Interest and Fees....................................35

   2.11   Making Payments.....................................................35

   2.12   Funding Sources.....................................................37

   2.13   Increase of Commitments.............................................37

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY...........................38

   3.01   Taxes...............................................................38

   3.02   Illegality..........................................................38

   3.03   Inability to Determine Rates........................................39

   3.04   Increased Cost and Reduced Return; Capital Adequacy.................39

   3.05   Breakfunding Costs..................................................40

   3.06   Matters Applicable to all Requests for Compensation.................40

   3.07   Survival............................................................41

ARTICLE IV  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT......................41

   4.01   Conditions of Effectiveness; Initial Extension of Credit............41

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                               TABLE OF CONTENTS
                                  (continued)

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   4.02   Conditions to all Extensions of Credit..............................43

ARTICLE V  REPRESENTATIONS AND WARRANTIES.....................................44

   5.01   Existence and Qualification; Power; Compliance with Laws............44

   5.02   Power; Authorization; Enforceable Obligations.......................45

   5.03   No Legal Bar........................................................45

   5.04   Financial Statements; No Material Adverse Effect....................45

   5.05   Litigation..........................................................46

   5.06   No Default..........................................................46

   5.07   Ownership of Property; Liens........................................46

   5.08   Taxes...............................................................46

   5.09   Margin Regulations; Investment Company Act; Public Utility
          Holding Company Act.................................................46

   5.10   ERISA Compliance....................................................47

   5.11   Intangible Assets...................................................47

   5.12   Compliance With Laws................................................47

   5.13   Environmental Compliance............................................48

   5.14   Insurance...........................................................48

   5.15   Disclosure..........................................................48

   5.16   Tax Shelter Regulations.............................................48

   5.17   Subsidiaries........................................................48

ARTICLE VI  AFFIRMATIVE COVENANTS.............................................49

   6.01   Financial Statements................................................49

   6.02   Certificates, Notices and Other Information.........................49

   6.03   Payment of Taxes....................................................50

   6.04   Preservation of Existence...........................................51

   6.05   Maintenance of Properties...........................................51

   6.06   Maintenance of Insurance............................................51

   6.07   Compliance With Laws................................................51

   6.08   Inspection Rights...................................................51

   6.09   Keeping of Records and Books of Account.............................51

   6.10   Compliance with ERISA...............................................51

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

   6.11   Compliance With Agreements..........................................52

   6.12   Use of Proceeds.....................................................52

   6.13   New Subsidiaries....................................................52

   6.14   Further Assurances..................................................52

ARTICLE VII  NEGATIVE COVENANTS...............................................53

   7.01   Indebtedness........................................................53

   7.02   Liens and Negative Pledges..........................................54

   7.03   Fundamental Changes.................................................55

   7.04   Dispositions........................................................56

   7.05   Investments.........................................................56

   7.06   Lease Obligations...................................................57

   7.07   Restricted Payments.................................................57

   7.08   ERISA...............................................................57

   7.09   Change in Nature of Business........................................57

   7.10   Transactions with Affiliates........................................57

   7.11   Acquisitions........................................................57

   7.12   Capital Expenditures................................................58

   7.13   Limitations on Upstreaming..........................................58

   7.14   Financial Covenants.................................................58

ARTICLE VIII  EVENTS OF DEFAULT AND REMEDIES..................................59

   8.01   Events of Default...................................................59

   8.02   Remedies Upon Event of Default......................................61

ARTICLE IX  ADMINISTRATIVE AGENT..............................................62

   9.01   Appointment and Authorization of Administrative Agent...............62

   9.02   Delegation of Duties................................................63

   9.03   Liability of Administrative Agent...................................63

   9.04   Reliance by Administrative Agent....................................63

   9.05   Notice of Default...................................................64

   9.06   Credit Decision; Disclosure of Information
          by Administrative Agent.............................................64

   9.07   Indemnification of Administrative Agent.............................65

   9.08   Administrative Agent in Individual Capacity.........................65

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                               TABLE OF CONTENTS
                                  (continued)

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   9.09   Successor Administrative Agent......................................66

   9.10   Administrative Agent May File Proofs of Claim.......................66

   9.11   Arrangers and Managers..............................................67

ARTICLE X MISCELLANEOUS.......................................................67

   10.01  Amendments; Consents................................................67

   10.02  Transmission and Effectiveness of Notices and Signatures. ..........69

   10.03  Attorney Costs, Expenses and Taxes..................................69

   10.04  Successors and Assigns..............................................70

   10.05  Set-off.............................................................73

   10.06  Sharing of Payments.................................................73

   10.07  No Waiver; Cumulative Remedies......................................74

   10.08  Usury...............................................................74

   10.09  Counterparts........................................................74

   10.10  Integration.........................................................74

   10.11  Nature of Lenders' Obligations......................................75

   10.12  Survival of Representations and Warranties..........................75

   10.13  Indemnity by Borrower...............................................75

   10.14  Non-liability of Lenders............................................76

   10.15  No Third Parties Benefited..........................................77

   10.16  Severability........................................................77

   10.17  Further Assurances..................................................77

   10.18  Headings............................................................77

   10.19  Time of the Essence.................................................77

   10.20  Foreign Lenders and Participants....................................77

   10.21  Removal and/or Replacement of Lenders...............................79

   10.22  Governing Law.......................................................80

   10.23  Waiver of Right to Trial by Jury....................................80

   10.24  Entire Agreement....................................................80

   10.25  Confidentiality.....................................................81

Exhibit A             Form of Request for Extension of Credit
Exhibit B             Form of Compliance Certificate
Exhibit C             Form of Committed Loan Note
Exhibit D             Form of Assignment and Assumption
Exhibit E             Form of Notice of Swing Loan Request or Prepayment
Exhibit F             Form of Swing Note
Exhibit G-1           Form of New Lender Agreement
Exhibit G-2           Form of Commitment Increase Agreement

Schedules
-----------------

Schedule 1.01 (A)     Existing Letters of Credit
Schedule 2.01         Commitments
Schedule 5.17         Subsidiaries
Schedule 7.01         Indebtedness
Schedule 7.02         Liens
Schedule 10.02        Lending Offices/Addresses for Notices

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     This SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of October 14, 2003 by and among Landry's Restaurants, Inc., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), Bank of America, N.A., as Administrative Agent and Issuing Lender, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

                                  INTRODUCTION

     A. The Borrower, certain of the Lenders, and the Administrative Agent are parties to the First Amended and Restated Credit Agreement dated as of June 28, 2000, as amended by Amendment No. 1 and Consent dated as of October 17, 2000, Amendment No. 2 dated as of February 22, 2002, Amendment No. 3 dated as of July 30, 2002, Amendment No. 4 dated as of November 25, 2002, Amendment No. 5 dated as of February 28, 2003, and Amendment No. 6 dated as of August 14, 2003 (as so amended, the "Existing Credit Agreement").

     B. The parties to the Existing Credit Agreement desire to amend and restate the Existing Credit Agreement as herein set forth.

     C. To evidence the credit facility requested hereunder, the Borrower, the Administrative Agent and the Lenders have agreed that this Agreement is an amendment and restatement of the Existing Credit Agreement, not a new or substitute credit agreement or novation of the Existing Credit Agreement.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

     "Additional Private Notes" shall mean any Senior Secured Notes of one or more series (other than the Initial Notes) issued by the Borrower from time to time pursuant to the Note Agreement, together with any notes issued in substitution or exchange therefor pursuant to the Note Agreement.

     "Administrative Agent" means Bank of America, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account of which the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "Administrative Agent-Related Persons" means the Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Affiliate" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "Agreement" means this Second Amended and Restated Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

     "Applicable Amount" means the following amounts per annum, based upon the Total Funded Debt Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(b):

Pricing    Total Funded Debt    Commitment
 Level       Leverage Ratio        Fee       Offshore Rate +  Base Rate +
-------------------------------------------------------------------------
   1      <=1.5:1                    0.250%           1.375%        0.000%
   2      >1.50:1 but <=2.0:1        0.250%           1.625%        0.000%
   3      >2.0:1 but <=2.50:1        0.375%           1.875%        0.375%
   4      > 2.50:1                   0.375%           2.125%        0.625%

The Applicable Amount shall be in effect from the date the most recent Compliance Certificate is received by Administrative Agent to but excluding the date the next Compliance Certificate is received; provided, however, that if the Borrower fails to timely deliver the next Compliance Certificate, the Applicable Amount from the date such Compliance Certificate was due to but excluding the date such Compliance Certificate is received by Administrative Agent shall be the highest pricing level in effect at such time, and, thereafter, the pricing level indicated by such Compliance Certificate when received.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

     "Audited Financial Statements" means the consolidated balance sheet of Borrower and its Subsidiaries for any fiscal year, and the related consolidated statements of income and cash flows for such fiscal year of Borrower and its Subsidiaries, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

     "Bank of America" means Bank of America, N.A. and its successors.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan which bears interest based on the Base
Rate.

     "Borrower" has the meaning set forth in the introductory paragraph hereto.

     "Borrower Party" means Borrower or any Person other than Lenders and any Affiliates of Lenders, Administrative Agent, and Issuing Lender from time to time party to a Loan Document. For avoidance of doubt, Non-Recourse Subsidiaries are not Borrower Parties.

     "Borrowing" and "Borrow" each mean a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

     "Borrowing Date" means the date that a Loan is made, which shall be a Business Day.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Houston, Texas, Dallas, Texas, Chicago, Illinois, New York City, New York, or San Francisco, California and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

     "Change of Control" means that the ownership of more than 30% of the capital stock or other ownership rights in Borrower becomes vested in or is otherwise controlled by any person, entity, or affiliated group of persons or entities other than Tilman J. Fertitta or the estate of or one or more entities controlled by Tilman J. Fertitta, or within a period of 12 consecutive calendar months, the members of the incumbent board of directors cease for any reason to constitute at least a majority of the board of directors of Borrower without the prior written consent of the Requisite Lenders.

     "Closing Date" means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01, which date shall not be later than October 31, 2003.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall have the meaning ascribed to such term in the Pledge Agreements.

     "Commercial Letter of Credit" means a commercial Letter of Credit issued for the purpose of providing a payment mechanism in connection with the conduct of Borrower's or any of its Subsidiary's ordinary course of business.

     "Commitment" means, for each Lender, the obligation of such Lender to make Extensions of Credit in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name on Schedule 2.01 at any one time outstanding, as such amount may be increased or reduced from time to time in accordance with this Agreement (collectively, the "combined Commitments").

     "Committed Loan" means a Loan of any type made to Borrower by Lenders in accordance with its Pro Rata Share pursuant to Section 2.01, except as otherwise provided herein.

     "Committed Loan Note" means a promissory note made by Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C (collectively, the "Committed Loan Notes").

     "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Responsible Officer of Borrower.

     "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Charges for such period, plus (ii) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income for such period, plus (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income for such period plus (iv) other charges of the Borrower which pursuant to GAAP would be classified as "noncash" charges or expenses. The historical Consolidated EBITDA for the relevant measurement period of entities that are acquired by the Borrower after the Closing

Date will be included in the calculation of Consolidated EBITDA provided that the Administrative Agent and the Lenders are furnished with audited financial statements of such entities (or if the Acquisition is of a division or branch of a larger business or a group of businesses, the audited financial statements of such larger business or group of businesses, so long as the individual activities of the acquired entity are clearly reflected in such financial statements, together with a certificate certifying that the Borrower has reviewed the historical financial statements of the division or branch and that they reflect proper divisional accounting in relation to the large business or group of businesses), reasonably satisfactory to Administrative Agent and the Requisite Lenders in all respects, confirming such historical results.

     "Consolidated Funded Indebtedness" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Extensions of Credit hereunder), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of Borrower and its Subsidiaries and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than Borrower or any of its Subsidiaries that are not Non-Recourse Subsidiaries.

     "Consolidated Interest Charges" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest but excluding amortization of deferred loan costs) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP for such period and (b) the portion of rent payable by Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP for such period.

     "Consolidated Net Income" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries, including extraordinary items but excluding gains and losses from Dispositions of assets for such period.

     "Consolidated Net Worth" means, as of any date of determination for Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

     "Continuation" and "Continue" mean, with respect to any Offshore Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

     "Convertible Issuance Date" means the date upon which the Borrower initially issues the Permitted Convertible Subordinated Indebtedness.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to the Base Rate plus the Applicable Amount, if any, applicable to Base Rate Loans plus 2% per annum; provided, however, that with respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "Defaulting Lender" means any Lender that fails to make any Loan that it is required to make hereunder and that has not cured such failure by making such Loan within one Business Day after written demand upon it by Administrative Agent to do so.

     "Defaulting Lenders Rate" means the Federal Funds Rate for the first three days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to the relevant Loan.

     "Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to Administrative Agent.

     "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" means lawful money of the United States of America.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Issuing Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

     "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" means any of the events specified in Section 8.01.

     "Excluded Subsidiary" means LCHLN, Inc.

     "Existing Credit Agreement" has the meaning set forth in the introduction to this Agreement.

     "Existing Letter of Credit" means each letter of credit issued for the account of the Borrower or any of its Subsidiaries issued under the Existing Credit Agreement and outstanding on the Closing Date, including each such letter of credit listed on Schedule 1.01(A), as each such letter of credit may be amended, supplemented, and otherwise modified from time to time.

     "Extension of Credit" means (a) the Borrowing of Loans, (b) the Conversion or Continuation of any Loans, or (c) any Letter of Credit Action which has the effect of increasing the amount of any Letter of Credit, extending the maturity of any Letter of Credit or making any material modification to any Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement dated August 13, 2003 among the Administrative Agent, the Arranger, and Borrower.

     "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of:

     (a) (i) Consolidated EBITDA for the four-fiscal quarter period ending on such date minus the portion of Consolidated EBITDA which is attributable to any Non-Recourse Subsidiary, plus (ii) lease and rental expense of Borrower and its Subsidiaries on a consolidated basis for such period (excluding up to $4,000,000 of lease and rental expense related to equipment), minus (iii) cash taxes paid during such period, minus (iv) Maintenance Capital Expenditures during such period, minus (v) stock repurchases during such period in excess of $40,000,000 (except that up to $20,000,000 of repurchases of the Borrower's common stock made in connection with the issuance of Permitted Convertible Subordinated Indebtedness shall not be counted for purposes of this clause (a)(v)), to

     (b) (i) Consolidated Interest Charges during such period, plus (ii) scheduled principal payments on Indebtedness during such period, plus (iii) lease and rental expense of Borrower and its Subsidiaries on a consolidated basis for such period (excluding up to $4,000,000 of lease and rental expense related to equipment), plus (iv) Restricted Payments made during such period, excluding purchases, redemptions, and retirements of the Borrower's capital stock.

     "Foreign Lender" has the meaning specified in Section 10.20(a).

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles and practices at any date of determination in respect of a business conducting a business the same as or similar to that of Borrower, including, without limitation, those set forth in applicable bulletins, opinions, pronouncements, statements and interpretations issued by the Accounting Principles Board, the

American Institute of Certified Public Accountants and the Financial Accounting Standard Board, consistently applied.

     "Governing State" means the State of Texas.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guaranties" means the Amended and Restated Guaranty executed by all direct and indirect domestic Subsidiaries of Borrower except the Non-Recourse Subsidiaries, as of the Closing Date, and guaranteeing the payment of the Obligations, and any guaranty executed pursuant to Section 6.13.

     "Guaranty Obligation" means, as to any Person, any (a) guaranty by that Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

     "Holder" means a holder of any Private Note and "Holders" means all of the holders of the Private Notes from time to time.

     "Holiday Inn Hotel" means the 178-room Holiday Inn Hotel located at 5002 Seawall Blvd., Galveston, TX 77551 in Galveston, Texas and owned by a Non-Recourse Subsidiary.

     "Holiday Inn Indebtedness" means Indebtedness of a Non-Recourse Subsidiary
(a) which does not exceed $11,750,000 in the aggregate at any time and (b) which was assumed by such Non-Recourse Subsidiary in connection with its acquisition of the Holiday Inn Hotel.

     "Indebtedness" means as to any Person at a particular time, without duplication:

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

     (c) net obligations under any Swap Agreement in an amount equal to (i) if such Swap Agreement has been closed out, the termination value thereof, or (ii) if such Swap Agreement has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Agreement;

     (d) all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (e)  lease payment obligations under capital leases; and

     (f) all Guaranty Obligations of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, to the extent of such Person's personal liability for such Indebtedness, unless such Person is a Non-Recourse Subsidiary.

     "Indemnified Liabilities" has the meaning set forth in Section 10.13.

     "Initial Designation" means the written designation of Non-Recourse Subsidiaries provided by the Borrower to the Administrative Agent on the Closing Date.

     "Initial Notes" means the Borrower's (a) 5.47% Senior Secured Notes, Series A, due October 1, 2009 in the aggregate principal amount of $37,500,000, (b) 5.84% Senior Secured Notes, Series B, due October 1, 2010 in the aggregate principal amount of $37,500,000, (c) 6.05% Senior Secured Notes, Series C, due October 1, 2011 in the aggregate principal amount of $37,500,000, and (d) 6.44% Senior Secured Notes, Series D, due October 1, 2013 in the aggregate principal amount of $37,500,000, together with any notes issued in substitution or exchange therefor pursuant to the Note Agreement.

     "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of October 1, 2003 (as such agreement may be modified, amended, supplemented, joined or restated) among Bank of America, as collateral agent, the Administrative Agent, the Holders and the Initial Bank Affiliated Counterparties as defined therein.

     "Interest Payment Date" means, (a) as to any Base Rate Loan, the last Business Day of each calendar quarter; (b) as to any Offshore Rate Loan, the last day of the relevant Interest Period and any date that such Loan is prepaid in whole or in part; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls every three months after the beginning of such Interest Period; and
(c) as to all

Loans, the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time at any time upon demand of Administrative Agent.

     "Interest Period" means, for each Offshore Rate Loan, (a) initially, the period commencing on the date such Offshore Rate Loan is disbursed, Continued as, or Converted into, an Offshore Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the Maturity Date, or (y) one, two, or three months thereafter, or (if available, in Administrative Agent's sole discretion) six or twelve months thereafter, as requested by Borrower; provided that:

     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (iii) unless Administrative Agent otherwise consents, there may not be more than ten Interest Periods in effect at any time.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IRS" means the United States Internal Revenue Service.

     "Issuing Lender" means Bank of America, or any successor-issuing lender hereunder.

     "Laws" or "Law" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "Lender" means each lender from time to time party hereto and the Issuing Lender.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.

     "Letter of Credit" means any letter of credit issued or outstanding hereunder, including the Existing Letters of Credit.

     "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit.

     "Letter of Credit Application" means an application for a Letter of Credit Action as shall at any time be in use by Issuing Lender.

     "Letter of Credit Cash Collateral Account" means a blocked deposit account at Bank of America with respect to which Borrower hereby grants a security interest in such account to Administrative Agent for and on behalf of Lenders as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

     "Letter of Credit Commitment" means an amount equal to the lesser of (a) the combined Commitments minus the Outstanding Obligations and (b) $20,000,000.

     "Letter of Credit Expiration Date" means the date which is one year after the Maturity Date.

     "Letter of Credit Usage" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by Issuing Lender and not reimbursed to Issuing Lender by Borrower or converted into Committed Loans.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), and any financing lease having substantially the same economic effect as any of the foregoing.

     "Lines of Business" means the hospitality, restaurant, food service, entertainment, attractions, marina, or amusements industries, or similar or related industries, including providing management and related services to the foregoing industries.

     "Liquid Investments" means:

     (a) securities issued or directly and fully guaranteed or insured by the United States;

     (b) bankers acceptances or time deposits and certificates of deposit with maturities of not more than 180 days from the date of acquisition thereof and demand deposits ("bank debt securities"), which are either issued by (i) any Lender or (ii) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $500,000,000.00 or the dollar equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by S&P or Moody's;

     (c) commercial paper with maturities of not more than 180 days from the date of acquisition thereof issued by (i) any Lender or (ii) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by S&P or not less than "P-2" (or the then equivalent) by Moody's;

     (d) repurchase or reverse purchase agreements relating to investments described in clauses (a), (b) and (c) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000.00 or the dollar equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by S&P or of Moody's;

     (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); and

     (f) such other instruments (within the meaning of Article 9 of the Texas Business and Commerce Code) as Borrower may request and the Administrative Agent may approve in writing, which approval will not be unreasonably withheld.

     All the Liquid Investments described in clauses (a) through (f) above shall have maturities of not more than 360 days from the date of issue.

     "Loan" means any advance made by any Lender to Borrower as provided in
Article 2 (collectively, the "Loans").

     "Loan Documents" means this Agreement, any Note, the Swing Note, the Guaranties, the Pledge Agreements, the Swap Agreements, the Intercreditor Agreement, certificates, fee letters, and other instruments, documents, or agreements from time to time delivered in connection with this Agreement.

     "Maintenance Capital Expenditures" means the product of $67,000 multiplied by the number of restaurants in operation by the Borrower and its Subsidiaries at the time of measurement.

     "Material Adverse Effect" means (a) material adverse change in, or a set of circumstances or events that has a material adverse effect upon, the operations, business, properties, or financial condition of Borrower or Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; (c) a set of circumstances or events that has a material adverse effect upon the legality, validity, or binding effect of any Loan Document; or (d) a set of circumstances or events that impairs materially the ability of the Agent and the Administrative Agent and the Lenders to enforce their legal remedies pursuant to the Loan Documents.

     "Maturity Date" means October 14, 2007, as it may be earlier terminated or extended in accordance with the terms hereof.

     "Minimum Amount" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

                                                         Multiples in
Type of Action                          Minimum Amount   excess thereof
-----------------------------------------------------------------------
Borrowing of, prepayment of, or
Conversion into, Base Rate Loans        $    1,000,000   $    1,000,000
Borrowing of, prepayment of,
Continuation of, or Conversion into,
Offshore Rate Loans                     $    3,000,000   $    1,000,000
Reduction in Commitments                $    3,000,000   $    3,000,000
Assignments                             $    5,000,000   $    1,000,000

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Negative Pledge" means a Contractual Obligation that restricts Liens on property.

     "Non-Recourse Subsidiary" means (a) each Subsidiary referred to in the Initial Designation so long as such Subsidiary has no debt or other obligations pursuant to which the lender or other beneficiary of such obligations, directly or indirectly, has recourse to any asset of the Borrower or any of its other Subsidiaries and (b) any wholly owned Subsidiary of the Borrower of which the Administrative Agent has been notified and which (i) if it has only acquired assets from the Borrower or any of its other Subsidiaries, it has acquired such assets only in compliance with this Agreement, (ii) is not a Subsidiary as of the Closing Date, (iii) owns only property acquired by it after the Closing Date, (iv) does not own any capital stock, or any warrants, options, or other rights to acquire capital stock of any other Subsidiary of the Borrower, and (v) has no debt or other obligations pursuant to which the lender or other beneficiary of such obligations, directly or indirectly, has recourse to any asset of the Borrower or any of its other Subsidiaries.

     "Note Agreement" means the Uncommitted Master Shelf Agreement dated as of October 1, 2003 (as such agreement may be modified, amended, supplemented, joined or restated in accordance with its terms, or as replaced by a single note purchase or similar agreement), by and among the Borrower, Prudential Investment Management, Inc. and each of the Holders, pursuant to which the Borrower issued and sold the Private Notes.

     "Notes" means, collectively, the Committed Loan Notes and the Swing Note.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding

     "Offshore Base Rate" means, for such Interest Period:

     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore dollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

         Offshore Rate =           Offshore Base Rate
                         ----------------------------------------------
                             1.00 - Eurodollar Reserve Percentage

     "Offshore Rate Loan" means a Committed Loan bearing interest based on the Offshore Rate.

     "Ordinary Course Dispositions" means:

     (a) Dispositions in the ordinary course of business of obsolete, surplus, or worn out property, or property that is no longer useful in the reasonable business judgment of the Borrower of the conduct of the Borrower's or any Subsidiary's business, whether now owned or hereafter acquired;

     (b) Dispositions in the ordinary course of business of cash, cash equivalents, inventory, general intangibles, including without limitation licenses or sublicenses of intellectual property, and other property;

     (c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or its Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or such Subsidiary; and

     (d) Dispositions of assets or property by any Subsidiary of Borrower to Borrower or another wholly-owned Subsidiary of Borrower (other than a Non-Recourse Subsidiary); provided, however, that no such Disposition shall be for less than the fair market value of the property being disposed of.

     "Ordinary Course Indebtedness" means:

     (a)  Indebtedness under the Loan Documents;

     (b) Intercompany Guaranty Obligations of Borrower or any of its Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any wholly-owned Subsidiary of Borrower; and

     (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds or from the endorsement of negotiable instruments in the ordinary course of business.

     "Ordinary Course Investments" means:

     (a)  Investments consisting of cash and Liquid Investments;

     (b) Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

     (c) Investments of Borrower in any of its wholly owned Subsidiaries (other than a Non-Recourse Subsidiary) and Investments of any Subsidiary of Borrower in Borrower or in a wholly owned Subsidiary (other than a Non-Recourse Subsidiary) of Borrower;

     (d) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

     (e) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

     (f)  Investments consisting of Guaranty Obligations permitted by Section
7.01.

     "Ordinary Course Liens" means:

     (a) (i) Liens in the Letter of Credit Collateral Account securing the Obligations and (ii) Liens created by the Loan Documents, except the Liens described in clause (i) above, securing the Secured Obligations;

     (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

     (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person; and

     (g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no substantial portion or part of the applicable Person's Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles).

     "Organization Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Outstanding Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, the sum of (a) the aggregate outstanding principal amount of all Loans, (b) all Letter of Credit Usage, and (c) the Swing Usage.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliates or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Permitted Convertible Subordinated Indebtedness" means unsecured Indebtedness in the form of convertible subordinated notes or senior subordinated notes (a) in an aggregate original principal amount that does not exceed $150,000,000 and (b) that are issued pursuant to terms and conditions
(ii) if issued in a registered or 144A offering, customary for similar securities issued in a registered or 144A offering, as reasonably determined and approved in writing by the Administrative Agent, or (ii) if not issued in a registered or 144A offering, on terms reasonably acceptable to and approved in writing by the Requisite Lenders.

     "Permitted Leases" means:

          (a) leases in existence on the date hereof and any renewal, extension or refinancing thereof;

          (b) leases (other than capital leases) entered into or assumed by Borrower or any of its Subsidiaries after the date hereof in the ordinary course of business; and

          (c) capital leases (other than those permitted under clause (a) of this definition) and Sale-Leasebacks, in each case that are Permitted Purchase Money Indebtedness, entered into by the Borrower or any Subsidiary after the Closing Date to finance the acquisition of equipment or the completion of improvements to real property.

     "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Pledge Agreements" means the pledge agreements executed by the shareholders or other equity holders of all direct and indirect Subsidiaries and ventures of Borrower, pledging, in the case of domestic Subsidiaries and ventures, 100% and, in the case of foreign Subsidiaries and ventures, 65% of the shares or other equity interests of such Subsidiaries or ventures (excluding the equity interests in the Non-Recourse Subsidiaries) and any pledge agreements executed pursuant to Section 6.13.

     "Private Notes" shall mean the Initial Notes and any Additional Private Notes.

     "Pro Rata Share" means, with respect to each Lender, either (a) the ratio (expressed as a percentage) of such Lender's Commitment at such time to the combined Commitments at such time, (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Lender's aggregate outstanding Extensions of Credit at such time to the aggregate outstanding Extensions of Credit of all the Lenders at such time, or (c) if no Extensions of Credit are then outstanding and no Commitments then in effect, the ratio (expressed as a percentage) of the aggregate principal amount of such Bank's Extensions of Credit when most recently outstanding to the aggregate principal amount of all Extension of Credit when most recently outstanding.

     "Quarterly Payment Date" means the last Business Day of each March, June, September and December and the Maturity Date.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Extension of Credit" means a written request substantially in the form of Exhibit A duly completed and signed by a Responsible Officer, or a telephonic request followed by such a written request, in each case delivered to Administrative Agent by Requisite Notice. In the case of a request for a new or amended Letter of Credit, the written Letter of Credit Application shall be deemed to be the Request for Extension of Credit.

     "Requisite Lenders" means (a) as of any date of determination if the Commitments are then in effect, Lenders having in the aggregate 51% or more of the combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans and/or Letter of Credit Usage outstanding, Lenders holding Loans and Letter of Credit Usage aggregating 51% or more of the aggregate outstanding principal amount of the Loans and Letter of Credit Usage.

     "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 10.02 or as otherwise designated by such recipient by Requisite Notice to each other party hereto, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed in the applicable section hereof or thereof and may be delivered as provided in Section 10.02. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually signed hardcopy thereof.

     "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action (all times are local time (standard or daylight) as observed in the Governing State):

Type of Action                         Time         Date of Action
--------------------------------------------------------------------------------
Delivery of Request for Extension of
Credit for, or notice for:
Borrowing of, prepayment of, or        11:00 a.m.   Same date as such Borrowing,
Conversion into, Base Rate Loans                    prepayment or  Conversion
Borrowing of, prepayment of,           11:00 a.m.   3 Business Days prior to
Continuation of, or Conversion into,                such Borrowing, prepayment
Offshore Rate Loans                                 or Conversion
Letter of Credit action                11:00 a.m.   5 Business Days prior to
                                                    such action
Voluntary reduction in or              11:00 a.m.   2 Business Days prior to
termination of Commitments                          such reduction or
                                                    termination
Payments by Lenders or Borrower to     2:00 p.m.    On date payment is due
Administrative Agent

     "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer, or any other officer having substantially the same authority and responsibility, of a Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

     "Restricted Payment" means:

     (a) the declaration or payment of any dividend or distribution by Borrower or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of Borrower or any of its Subsidiaries (except dividends or other distributions payable solely in shares of capital stock of Borrower or any of its Subsidiaries or payable by a Subsidiary to Borrower or another wholly-owned Subsidiary of Borrower);

     (b) the purchase, redemption or retirement by Borrower or any of its Subsidiaries of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly;

     (c) any other payment or distribution by Borrower or any of its Subsidiaries in respect of its capital stock, either directly or indirectly;

     (d) any Investment other than an Investment otherwise permitted under any Loan Document; and

     (e) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness that is subordinated to any of the Obligations.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Sale-Leaseback" means the sale of property of Borrower or any Subsidiary within one year of (a) purchase in the case of equipment or (b) completion of improvements in the case of real property, and the lease-back of such property by the Borrower or one of its Subsidiaries which would be classified as a lease pursuant to GAAP.

     "Saltgrass Note" means the $20,000,000 Promissory Note dated as of October 1, 2002 by the Borrower payable to Metro National Corporation.

     "Secured Obligations" means (a) the Obligations and (b) any Indebtedness of the Borrower under the Note Agreement and the Private Notes.

     "Senior Funded Debt Leverage Ratio" means, as of any date of its determination, the ratio of (a) Consolidated Funded Indebtedness, minus Indebtedness of Non-Recourse Subsidiaries, minus Subordinated Indebtedness, each as of such date, to (b) Consolidated EBITDA minus the portion of Consolidated EBITDA which is attributable to any Non-Recourse Subsidiary, in each case for the period of the four fiscal quarters most recently ended.

     "Standby Letter of Credit" means any standby letter of credit covering the potential default of a financial contractual obligation or bid, performance, advance, and retention obligations, and includes without limitation (a) all letters of credit required to be classified as such by the Board of Governors of Federal Reserve Board or by the Office of the Comptroller of the Currency and
(b) letters of credit issued in favor of sureties who in connection therewith cover bid, performance, and retention obligations.

     "Subordinated Indebtedness" means the Permitted Convertible Subordinated Indebtedness and any other Indebtedness of the Borrower or any of its Subsidiaries which is incurred under subordination and other terms at least as favorable to the Lenders and Administrative Agent as those pursuant to which any Permitted Convertible Subordinated Indebtedness is issued and approved in writing by the Requisite Lenders and the Administrative Agent in their sole discretion.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower. The Excluded Subsidiary is not a Subsidiary for purposes of this Agreement and the other Loan Documents.

     "Swap Agreement" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including but not limited to any such obligations or liabilities under any Master Agreement. The term "Swap Agreement" shall include all transactions of the types described in clauses (a) and (b) of this definition that were entered into prior to the date of this Agreement.

     "Swing Commitment" means an amount equal to the lesser of (a) the combined Commitments minus the Outstanding Obligations and (b) $10,000,000.

     "Swing Loan" has the meaning set forth in Section 2.03.

     "Swing Note" means a promissory note of Borrower payable to the order of Administrative Agent in substantially the form of the attached Exhibit F, evidencing indebtedness of the Borrower to Administrative Agent from Swing Loans owing to Administrative Agent.

     "Swing Usage" means, as at any date of determination, the aggregate outstanding principal amount of the Swing Loans.

     "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

     "Total Funded Debt Leverage Ratio" means, as of any date of its determination, the ratio of (a) Consolidated Funded Indebtedness as of such date, minus Indebtedness of Non-Recourse Subsidiaries, to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended, minus the portion of Consolidated EBITDA which is attributable to any Non-Recourse Subsidiary.

     "type", when used with respect to any Loan, means the designation of whether such Loan is a Base Rate Loan or an Offshore Rate Loan.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     1.02  Use of Certain Terms.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b)  (i)   The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

               (iii) The term "including" is by way of example and not limitation.

               (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including".

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.05 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.06 References to Agreements, Exhibits and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                                   ARTICLE II

                    THE COMMITMENTS AND EXTENSIONS OF CREDIT

     2.01  Committed Loans.

          (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert, and Continue Committed Loans until the Maturity Date as Borrower may from time to time request; provided, however, that the Outstanding Obligations owed to each Lender shall not exceed such Lender's Commitment, and the Outstanding Obligations owed to all Lenders shall not exceed the combined Commitments at any time. Subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and re-borrow Committed Loans as set forth herein without premium or penalty.

          (b) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through Administrative Agent, such Lender's Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto. Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

     2.02  Borrowings, Conversions and Continuations of Committed Loans.

          (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount therefor, and may request that such Committed Loans be Offshore Rate Loans or Base Rate Loans, by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the preceding sentence.

          (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4, all funds so received shall be made available to Borrower in like funds received.

          (c) Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Loan other than a Base Rate Loan upon determination of same.

          (d) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. No Loans may be requested as, Converted into or Continued as Offshore Rate Loans during the existence of a Default or Event of Default.

          (e) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

          (f) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

     2.03 Swing Loans.

          (a) On the terms and conditions set forth in this Agreement, Administrative Agent may, in its discretion from time to time on any Business Day during the period from the date of this Agreement until the Maturity Date, make loans ("Swing Loans") under the Swing Note to the Borrower in an aggregate principal amount not to exceed $10,000,000.00 outstanding at any time; provided that the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. Subject to the other provisions of this Agreement, Borrower may from time to time borrow, prepay (in whole or in part and without premium or penalty), and re-borrow Swing Loans. Except as provided in the following clause (b), each Swing Loan and optional prepayment of a Swing Loan shall be made pursuant to telephone notice to Administrative Agent given no later that 1:00 p.m. (Houston, Texas time) on the date of the proposed Swing Loan or prepayment, promptly confirmed by a completed and executed Notice of Swing Loan Request or Prepayment in the form of the attached Exhibit F telecopied to Administrative Agent. Administrative Agent will make the Swing Loan available to Borrower, and

     Borrower will make the prepayment available to Administrative Agent, at Borrower's account with Administrative Agent. Each Swing Loan shall be a Base Rate Loan.

          (b) Borrower shall repay the outstanding principal amount of and all accrued and unpaid interest on each Swing Loan on the earlier of (i) the date 30 days after such Swing Loan is made and (ii) the Maturity Date. Borrower and the Lenders agree that Administrative Agent may request each Lender to pay, and upon such a request made in accordance with the following sentence each Lender shall pay, to Administrative Agent such Lender's Pro Rata Share of all outstanding Swing Loans as a Base Rate Loan under such Lender's Commitment (A) on each Wednesday, or if such Wednesday is not a Business Day on the next Business Day after such Wednesday, on which the aggregate outstanding principal balance of all Swing Loans, after giving effect to all Swing Loans to be made on such day and notices of prepayments of Swing Loans given for such day, is greater than or equal to $2,000,000.00, (B) on any Business Day on which a Swing Loan has been outstanding for 14 or more days, and (C) upon written request from Administrative Agent. In connection with any Loan to be made as contemplated by the foregoing sentence, Administrative Agent shall give each Lender a notice by 1:00 p.m. (Houston, Texas time) on the date the proposed Loan is to be made, to make a Base Rate Loan in the amount of its Pro Rata Share of the outstanding Swing Loans. All Loans made pursuant to each request made by Administrative Agent pursuant to the foregoing sentence shall be considered to be Borrowings, and Borrower hereby irrevocably instructs Administrative Agent to apply the proceeds of such Loans to the prepayment of the outstanding Swing Loans. Each Lender (including Administrative Agent) shall make its Pro Rata Share of each such Borrowing available to Administrative Agent in immediately available funds by 3:00 p.m. (Houston, Texas time) on the date requested, irrespective of the occurrence of a Default or an Event of Default.

          (c) Upon the acceleration of the Maturity Date pursuant to this Agreement, each Lender shall pay to Administrative Agent such Lender's Pro Rata Share of all outstanding Swing Loans as a Base Rate Loan under such Lender's Commitment, but in no event shall any Lender be obligated to fund more than its Commitment. Upon the date of such payment all accrued but unpaid interest on the Swing Note to such date shall be due and payable by Borrower to Administrative Agent.

          (d) The indebtedness of Borrower to Administrative Agent resulting from Swing Loans owing to Administrative Agent shall be evidenced by the Swing Note of Borrower payable to the order of Administrative Agent.

     2.04 Letters of Credit.

          (a) The Letter of Credit Commitment. Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Letter of Credit Expiration Date, Issuing Lender shall take such Letter of Credit Actions under the Commitments as Borrower may request; provided, however, that (i) the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, and (ii) the aggregate outstanding Letter of Credit Usage shall not exceed the

     Letter of Credit Commitment at any time. Each Letter of Credit Action shall be in a form reasonably acceptable to Issuing Lender and shall not violate any policies of Issuing Lender. No Letter of Credit shall expire after the Letter of Credit Expiration Date. If any Letter of Credit Usage remains outstanding after the date which is 30 days prior to the Maturity Date, Borrower shall, not later than such date which is 30 days prior to the Maturity Date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

          (b) Requesting Letter of Credit Actions. Borrower may irrevocably request a Letter of Credit Action by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder or Issuing Lender determines that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender or does not otherwise conform to the requirements of this Agreement, Issuing Lender shall effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from Issuing Lender in an amount equal to that Lender's Pro Rata Share.

          (c) Reimbursement of Payments Under Letters of Credit. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in
     Article 4 can be satisfied, Borrower may request a Borrowing of Committed Loans to reimburse Issuing Lender for such payment on or before the date thereof by complying with Section 2.02, or Borrower may allow a deemed Borrowing of Committed Loans which are Base Rate Loans to take place on such payment date pursuant to subsection (e) below.

          (d) Funding by Lenders When Issuing Lender Not Reimbursed. If Borrower fails to timely make the payment required pursuant to subsection
     (c) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time on the Business Day specified by Administrative Agent. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

          (e) Nature of Lenders' Funding. If the conditions precedent set forth in Section 4 can be satisfied (except for the giving of a Request for Extension of Credit) on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Committed Loans which are Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in Article 4 cannot be satisfied on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be a funding by each Lender of its participation in such Letter of Credit, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of Issuing Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim.

          (f) Special Provisions Relating to Evergreen Letters of Credit. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen Letters of Credit") so long as Issuing Lender has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Administrative Agent has notified Issuing Lender that all Lenders have elected not to permit such extension or renewal, the Borrower Parties, Administrative Agent and Lenders authorize (but may not require) Issuing Lender to, in its sole discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date, and, unless directed by Issuing Lender, Borrower shall not be required to request such extension or renewal. Notwithstanding the foregoing, Issuing Lender may, in its sole discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

          (g) Obligations Absolute. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

               (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

               (v) payment by Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

               (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

               (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

               (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

               (ix) any failure or delay in notice of shipments or arrival of any Property;

               (x) any error in the transmission of any message relating to a Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

               (xi) any error, neglect or default of any correspondent of Issuing Lender in connection with a Letter of Credit;

               (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

               (xiii) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with a Letter of Credit; and

               (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor, except for errors and omissions caused by Issuing Lender's gross negligence or willful misconduct.

     In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Issuing Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

          (h) Role of Issuing Lender. Each Lender and Borrower Party agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (i) Applicability of International Standby Practices 1998. Unless otherwise expressly agreed by Issuing Lender and Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" or such later revision as may be published by the Institute of International Banking Law and Practice, subject to applicable Laws, shall be deemed a part of this Section and shall apply to such Letter of Credit.

          (j) Issuance Fee and Documentary and Processing Charges Payable to Issuing Lender. Borrower agrees to pay (i) to Administrative Agent for the pro rata benefit of the Lenders, a fee per annum for each Letter of Credit equal to the Applicable Amount for

     Offshore Rate Loans, (ii) to the Issuing Bank, a fee for each Standby Letter of Credit of .125% per annum of the face amount of such Standby Letter of Credit, (iii) to the Issuing Bank, a fee for each Documentary Letter of Credit of .125% per 90 days of the face amount of such Documentary Letter of Credit, payable on issuance, and (iv) to the Issuing Bank, all its customary documentary and processing charges for issuing letters of credit. Each such fee shall be based on the maximum amount available to be drawn under such Letter of Credit from the date of issuance of the Letter of Credit until its Letter of Credit Expiration Date, shall be payable quarterly in arrears on the last day of each March, June, September, and December, and shall be nonrefundable.

          (k) Existing Letters of Credit. Upon the Closing Date, the Issuing Lender shall be deemed to have sold to each other Lender, and each other Lender shall be deemed to have purchased from the Issuing Lender, a ratable participation in each Existing Letter of Credit, which shall thereafter be treated as a Letter of Credit under this Agreement for all purposes. The Issuing Lender shall arrange with the Agent and the Lenders to prorate and ratably distribute to the Lenders the fees previously paid to the Issuing Lender with respect to each such Existing Letter of Credit.

     2.05 Prepayments.

          (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Committed Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

          (b) If for any reason the Outstanding Obligations exceed the combined Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans and/or deposit Cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

     2.06 Reduction or Termination of Commitments.

          (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitments;

          (b) the Commitments shall be reduced automatically by an amount equal to 100% of the net cash proceeds of sales of assets (including stock of its Subsidiaries but excluding Sale-Leasebacks) other than Ordinary Course Dispositions by the Borrower or any of its Subsidiaries (net of selling expenses and taxes to the extent such taxes are paid), to the extent such net cash proceeds are greater than the amount permitted under

     Section 7.04(e) in any calendar year, and to the extent such net cash proceeds in excess of such amount are not used within 180 days after the Borrower's or any of its Subsidiaries' receipt thereof to purchase (or contractually commit to purchase) assets to be used in the Borrower's and its Subsidiaries' business. Such reduction shall occur on the later of (i) the 180th day after the date of receipt of such net cash proceeds in excess of the amount permitted under Section 7.04(e) and (ii) the expiration or termination of the commitment to purchase assets;

          (c) the Commitments shall be reduced automatically by an amount equal to 100% of the net cash proceeds of any Indebtedness issued by the Borrower or any Subsidiary (other than Permitted Convertible Subordinated Indebtedness and any other Indebtedness of the Borrower or any Subsidiary permitted under this Agreement);

          (d) the Commitments shall be reduced automatically by an amount equal to 50% of the net cash proceeds of any issuance by the Borrower of Permitted Convertible Subordinated Indebtedness (net of up to $20,000,000 used to purchase the Borrower's common stock in connection with such issuance of Permitted Convertible Subordinated Indebtedness); provided that the Commitments shall not be reduced below $100,000,000 pursuant to this clause (d); and

          (e) the Commitments shall be reduced automatically by an amount equal to the Lenders' proportionate share of any mandatory prepayment or mandatory offer of prepayment under the Note Agreement.

     Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share multiplied by the amount of such reduction.

     2.07 Principal and Interest.

          (a) If not sooner paid, Borrower agrees to pay the outstanding principal amount of each Committed Loan and each Swing Loan on the Maturity Date.

          (b) Subject to subsection (c) below, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each applicable Interest Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent applicable in each case and without duplication, the Applicable Amount.

          (c) If any amount payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be payable upon demand.

     2.08 Settlement. Administrative Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Administrative Agent, (a) on behalf of itself, with respect to each outstanding Swing Loan, and (b) with respect to payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (Houston, Texas time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Committed Loans and Swing Loans for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein: (i) if a Lender's balance of the Committed Loans and the Swing Loans exceeds such Lender's Pro Rata Share of the Committed Loans and Swing Loans as of a Settlement Date, then Administrative Agent shall by no later than 12:00 p.m. (Houston, Texas time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Committed Loans and Swing Loans; and
(ii) if a Lender's balance of the Committed Loans and Swing Loans is less than such Lender's Pro Rata Share of the Committed Loans and Swing Loans as of a Settlement Date, such Lender shall no later than 12:00 p.m. (Houston, Texas time) on the Settlement Date transfer in immediately available funds to such account of Administrative Agent as Administrative Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Committed Loans and Swing Loans. Such amounts made available to Administrative Agent under clause (ii) of the immediately preceding sentence shall be applied against the amounts of the applicable Committed Loan and Swing Loan and, together with the portion of such Committed Loan and Swing Loan representing Administrative Agent's Pro Rata Share thereof, shall constitute Loans of such Lenders. If any such amount is not made available to Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

     2.09 Fees.

          (a) Commitment Fee. Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a commitment fee equal to the Applicable Amount multiplied by the actual daily amount by which the combined Commitments exceed the Outstanding Obligations less the Swing Usage. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the average daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect.

          (b) Lenders' Upfront Fee. On the Closing Date, Borrower shall pay to Administrative Agent, for the respective accounts of Lenders, the upfront fees agreed in writing to be paid by Borrower. Such upfront fees are for the credit facilities committed by each Lender under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable.

          (c) Other Fees. Borrower shall pay to Administrative Agent or Arranger, as appropriate, the fees agreed upon in the Fee Letter, at such times and upon such terms as are specified in the Fee Letter. Such fees are fully earned on the date paid and are nonrefundable.

     2.10 Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     2.11 Making Payments.

          (a) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

          (b) Except as otherwise provided with respect to Defaulting Lenders, upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and
     (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in Schedule 10.02.

          (c) Subject to the definition of "Interest Period," if any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

          (d) Except as otherwise provided in Section 2.04(c) with respect to Borrower reimbursing drawings under Letters of Credit, unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by the date it is due, that it does not intend to remit such payment, Administrative Agent may, in its discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

               (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate;

               (ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder;

               (iii) A notice submitted by Administrative Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Administrative Agent on the Business Day following the Funding Date, Administrative Agent will notify Borrower of such failure to fund and, upon demand by Administrative Agent, Borrower shall pay such amount to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans composing such Borrowing; and

               (iv) Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan

          Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders and Administrative Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

     2.12 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 Increase of Commitments. If no Default or Event of Default then exists, the Borrower shall have the right, without the consent of the Lenders, to increase the combined Commitments one time by adding to this Agreement one or more lenders who are Eligible Assignees (who shall, upon completion of the requirements stated in this Section 2.13, constitute Lenders hereunder), or by allowing one or more Lenders to increase their Commitments hereunder, provided that (a) the sum of the current Commitments plus such added Commitments plus any increases in current Commitments shall not be greater than $225,000,000, (b) no Lender's Commitment shall be increased without the consent of such Lender, (c) no Person shall be added to this Agreement without its consent, and (d) on the effective date of any such increase or addition, either there shall be no Committed Loans outstanding or there shall have been arrangements satisfactory to the Administrative Agent made to prepay all outstanding Committed Loans, together with accrued interest thereon and any amounts payable pursuant to
Section 3.05. Any prepayment made by the Borrower in accordance with the preceding clause (d) of this Section 2.13 may be made with the proceeds of Loans made by all the Lenders in connection with an increase in the Commitments pursuant to this Section 2.13. There shall be no fee paid to any Lender not increasing its Commitment in connection with an increase in the combined Commitments under this Section 2.13. The Borrower shall give the Administrative Agent five Business Days' notice of the Borrower's intention to increase any Commitment or add a new lender pursuant to this Section 2.13. Such notice shall specify each new lender, if any, the changes in amounts of Commitments that will result, the date on which such addition or change is to occur (which shall be a Business Day), and such other information as is reasonably requested by the Administrative Agent. Each new lender agreeing to be added to this Agreement, and each Lender agreeing to increase its Commitment, shall execute and deliver to the Administrative Agent a New Lender Agreement in substantially the form of Exhibit G-1 or a Commitment Increase Agreement in substantially the form of Exhibit G-2, pursuant to which it becomes a party hereto or increases its Commitment, as the case may be. In addition, an authorized officer of the Borrower shall execute and deliver a Committed Loan Note in the principal amount of the Commitment of each new lender, or a replacement Committed Loan Note in the principal amount of the increased Commitment of each Lender agreeing to increase its Commitment, as the case may be. Each such Committed Loan Note shall be dated the effective date of the pertinent New Lender Agreement or Commitment Increase Agreement, as the case may be, shall be properly completed, and shall otherwise be in substantially the form of

Exhibit C. Upon execution and delivery to the Administrative Agent of the Committed Loan Note and execution by the Administrative Agent of the relevant New Lender Agreement or Commitment Increase Agreement, as the case may be, such new lender shall constitute a "Lender" hereunder with a Commitment as specified therein, or such Lender's Commitment shall increase as specified therein, as the case may be, and the Administrative Agent shall notify the Lenders of such addition or increase.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes.

          (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and any Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which Administrative Agent or such Lender is organized or maintains a lending office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

          (c) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

     3.02 Illegality. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable

Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by Lender to Borrower through Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of that Lender, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates. If, in connection with any Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that
(a) Dollar deposits are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lender of funding such Offshore Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of all Lenders to make or maintain such Offshore Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy.

          (a)  If any Lender determines that any Laws:

               (i) subject such Lender to any Tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans, or change the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans;

               (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment); or

               (iii) shall impose on such Lender or on the offshore Dollar interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 Breakfunding Costs. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any Continuation, Conversion, payment or prepayment of any Offshore Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

          (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Offshore Rate Loan on the date or in the amount notified by Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Offshore Rate Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

     3.06 Matters Applicable to all Requests for Compensation.

          (a) A certificate of Administrative Agent claiming compensation under this Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent may use any reasonable averaging and attribution methods. For purposes of this
     Article 3, a Lender shall be deemed to have funded each Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the offshore Dollar interbank market, whether or not such Offshore Rate Loan was in fact so funded.

          (b) Borrower shall not be obligated to pay any such amount which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand.

          (c)  Upon any Lender making a claim for compensation under Sections
     3.01 or 3.04, Borrower may remove and replace such Lender in accordance with Section 10.21.

     3.07 Survival. All of Borrower's obligations under this Article 3 shall survive termination of the Commitments, payment in full of all Obligations, and the assignment by any Lender of its Commitments and Extensions of Credit to the extent arising during and relating to a period prior to the date of such assignment.

                                   ARTICLE IV

                  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

     4.01 Conditions of Effectiveness; Initial Extension of Credit. This Agreement shall become effective and the Existing Credit Agreement shall be amended and restated as provided in this Agreement on the date the following conditions precedent are met, and the obligation of each Lender to make the initial Extension of Credit is subject to satisfaction of the following conditions precedent:

          (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters), Administrative Agent's receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer if applicable, each dated on or about the Closing Date and each in form and substance satisfactory to Administrative Agent and its legal counsel:

               (i) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders, and Borrower;

               (ii) Committed Loan Notes executed by Borrower in favor of each Lender requesting a Committed Loan Note, each in a principal amount equal to that Lender's Commitment;

               (iii) a Swing Note executed by Borrower in favor of Administrative Agent, in the principal amount of $10,000,000;

               (iv) a Guaranty by all direct and indirect domestic Subsidiaries of Borrower (other than the Non-Recourse Subsidiaries), in favor of the Lenders, Issuing Lender, and Administrative Agent;

               (v) Pledge Agreements by each equity holder in a direct or indirect Subsidiary of Borrower other than the Non-Recourse Subsidiaries and Subsidiaries organized outside the United States of America, in favor of Administrative Agent, for the benefit of the Lenders, Issuing Lender, and Administrative Agent, together with stock certificates, stock powers in blank, and financing statements relating thereto;

               (vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

               (vii) such evidence as Administrative Agent may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including, without limitation, certified copies of each Borrower Party's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

               (viii) a certificate signed by a Responsible Officer of Borrower certifying that (A) the conditions specified in Sections 4.01(c) and 4.01(d) have been satisfied and (B) there has been no event or circumstance since the date of the Audited Financial Statements for Borrower's fiscal year 2002 which has a Material Adverse Effect;

               (ix) an opinion of counsel to the Borrower Parties in form and substance reasonably satisfactory to Administrative Agent;

               (x) satisfactory evidence that the Administrative Agent (on behalf of the Lenders) shall have a valid and perfected first priority lien and security interest in the Collateral;

               (xi) satisfactory evidence that upon the Closing Date, the Borrower shall have issued Private Notes in an amount not less than $150,000,000;

               (xii) satisfactory evidence that upon the Closing Date all commitments under (A) the Existing Credit Agreement and (B) (1) the Promissory Note dated May 30, 2003 made by the Borrower in the amount of $10,000,000 payable to the order of Bank of America, (2) the Promissory Note dated May 29, 2003 made by the Borrower in the amount of $10,000,000 payable to the order of SunTrust Bank, and (3) the Promissory Note dated April 21, 2003 made by the Borrower in the amount of $5,000,000 payable to the order of Fleet National Bank, shall have been terminated and all amounts owing under any of the foregoing shall have been paid; and

               (xiii) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender, or the Requisite Lenders reasonably may require.

          (b) Any fees required to be paid on or before the Closing Date shall have been paid.

          (c) (i) The representations and warranties which contain any qualification as to materiality or as to a Material Adverse Effect made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct and (ii) the representations and warranties which contain no qualification as to materiality or as to a Material Adverse Effect made by the Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection hereunder or therewith, shall be correct in all material respects, in each case on and as of the Closing Date.

          (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

          (e) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

          (f) Borrower's and Subsidiaries' corporate capital and ownership structures, Organization Documents, shareholder agreements, and management shall be reasonably satisfactory to Administrative Agent.

          (g) Borrower shall have provided the following to, and the following shall be reasonably acceptable to, Administrative Agent: information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, contingent liabilities, and management of Borrower and its Subsidiaries and, if requested by Administrative Agent, reports of environmental consultants acceptable to Administrative Agent with respect to all of real property owned or leased by Borrower and its Subsidiaries.

          (h) Borrower shall have provided to Administrative Agent (i) its Audited Financial Statements for Borrower's fiscal years 2000, 2001, and 2002, (ii) its interim financial statements, and (iii) a pro forma balance sheet of Borrower and its Subsidiaries as of the date hereof, each prepared in conformity with GAAP, and Administrative Agent shall have approved each of the foregoing.

          (i) There shall have occurred no Material Adverse Effect since December 31, 2002.

     4.02 Conditions to all Extensions of Credit. In addition to any applicable conditions precedent set forth elsewhere in this Article IV or in Article II, the obligation of each Lender to make any Extension of Credit is subject to the following conditions precedent:

          (a) the representations and warranties of Borrower which contain any qualification as to materiality or as to a Material Adverse Effect contained in Article V, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct and the representations and warranties of the Borrower which contain no qualification as to materiality or as to a Material Adverse Effect contained in Article V or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct in all material respects, in each case on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date; provided, however, that for purposes of this Section 4.02, in each representation and warranty in Article V that makes a reference to a Schedule, the representation under this Section that each representation and warranty in Article V is true on and as of the date of the making of such Extension of Credit shall take into account (i) any subsequent amendments to any Schedule referred to therein, (ii) any exception contained in a written notice received by the Administrative Agent that makes specific reference to the applicable Schedule, or (iii) any written disclosure made by the Borrower or any of its Subsidiaries prior to the date as of which such representation or warranty is made, provided that the Requisite Lenders shall have consented to such amendment, exception, or disclosure;

          (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit;

          (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor; and

          (d) Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Requisite Lenders reasonably may require.

     Each request for an Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied and on and as of the date of such Extension of Credit.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Administrative Agent and Lenders that:

     5.01 Existence and Qualification; Power; Compliance with Laws. The Borrower is a Delaware corporation whose federal tax identification number is 76-0405386. Each Borrower Party is a corporation, partnership, or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and where such failure could reasonably be expected to have a Material Adverse Effect, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.

     5.02 Power; Authorization; Enforceable Obligations. Each Borrower Party has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority or any other third party, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by each Borrower Party, and constitute a legal, valid and binding obligation of each Borrower Party, enforceable against each Borrower Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.03 No Legal Bar. The execution, delivery, and performance by each Borrower Party of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, except where such conflict could not reasonably be expected to have a Material Adverse Effect, or (iii) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, except where such conflict could not reasonably be expected to have a Material Adverse Effect, (b) constitute a default under (i) any such agreement or instrument which is not an indenture, loan agreement, or other agreement for the borrowing of money, except where such default could not reasonably be expected to have a Material Adverse Effect, and (ii) any such agreement or instrument which is an indenture, loan agreement, or other agreement for the borrowing of money, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries.

     5.04  Financial Statements; No Material Adverse Effect.

          (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

          (b) Since the date of the Audited Financial Statements for Borrower's fiscal year 2002, there has been no event or circumstance which has a Material Adverse Effect.

     5.05 Litigation. No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Borrower after due and diligent investigation, threatened by or against any Borrower Party or any of its Subsidiaries or against any of their properties or revenues which has not been disclosed in the Audited Financial Statements for fiscal year 2002 or which, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     5.06 No Default. Neither any Borrower Party nor any of their respective Subsidiaries are in default under or with respect to any Contractual Obligation which could have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

     5.07 Ownership of Property; Liens. Each Borrower Party and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and each Borrower Party and their respective Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien, except as permitted in Section 7.02.

     5.08 Taxes. Each Borrower Party and its Subsidiaries have filed all material tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Borrower Party or its respective Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in accordance with GAAP, (b) immaterial taxes, and (c) taxes the failure to make payments on which would not, by reason of the amount thereof or of remedies available to the levying Governmental Authority, reasonably be expected to have a Material Adverse Effect.

     5.09 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

          (a) No Borrower Party is engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

          (b) No Borrower Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.10  ERISA Compliance.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws; provided, however, that solely for purposes of this representation, any act or omission of the ERISA Affiliate which would otherwise be deemed to be a breach of this representation shall be considered a breach only if such act or omission could result in liability to any Borrower Party. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has or could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has or could reasonably be expected to have a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.11 Intangible Assets. Each Borrower Party and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect.

     5.12 Compliance With Laws. Each Borrower Party and its Subsidiaries are in compliance with all Laws that are applicable to it; provided that a failure to comply with any Law shall not be deemed a violation of this Section 5.12 if such failure would not result in fines, penalties, or similar liabilities or injunctive relief which in the aggregate would have a Material Adverse Effect or subject the Administrative Agent or the Lenders to civil or criminal fines or penalties.

     5.13 Environmental Compliance. Each Borrower Party and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

     5.14 Insurance. The properties of each Borrower Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

     5.15 Disclosure. No statement, information, report, representation, or warranty made by any Borrower Party in any Loan Document or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     5.16 Tax Shelter Regulations. The Borrower does not intend to treat the Committed Loans, Swing Loans, and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. Accordingly, if the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Committed Loans, Swing Loans and/or its interest in Swing Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation
Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation. Notwithstanding anything herein to the contrary, the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

     5.17 Subsidiaries. The correct names of all of the Subsidiaries of the Borrower and their jurisdictions of organization are identified in Schedule 5.17 attached hereto or on the most recent replacement Schedule 5.17 delivered in accordance with Section 6.13, and the Borrower has no direct or indirect Subsidiaries other than those listed on Schedule 5.17 or the most recent such replacement Schedule 5.17.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     So long as any Extension of Credit remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each of its Subsidiaries, to:

     6.01 Financial Statements. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Requisite Lenders; and

          (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     6.02 Certificates, Notices and Other Information. Deliver to Administrative Agent in form and detail satisfactory to the Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default hereunder or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

          (c) promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

          (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

          (e) promptly after the occurrence thereof, notice of any Default or Event of Default;

          (f) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting any Borrower Party, an adverse determination of which could cause a Material Adverse Effect, or in which injunctive relief or similar relief is sought, which relief, if granted, would have a Material Adverse Effect;

          (g) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

          (h) promptly after the occurrence thereof, notice of any Material Adverse Effect;

          (i) notice of any material change in accounting policies or financial reporting practices by Borrower or any of its Subsidiaries; and

          (j) promptly, such other data and information as from time to time may be reasonably requested by Administrative Agent, or, through Administrative Agent or any Lender.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

     6.03 Payment of Taxes. Pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Borrower Party or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

     6.04 Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except (a) where failure to do so does not have a Material Adverse Effect or (b) in connection with transactions permitted in Section 7.03.

     6.05 Maintenance of Properties. Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties, except where failure to do so could not be reasonably expected to have a Material Adverse Effect.

     6.06 Maintenance of Insurance. Maintain liability and casualty insurance with responsible insurance companies reasonably satisfactory to Administrative Agent in such amounts and against such risks as is customary for similarly situated businesses.

     6.07  Compliance With Laws.

          (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, except for noncompliance which could not reasonably be expected to have a Material Adverse Effect.

          (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that the Borrower and such Subsidiary's potential liability for failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     6.08 Inspection Rights. At any time during regular business hours and as often as reasonably requested, upon reasonable advance notice to the Borrower, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the Borrower Parties' records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their Responsible Officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management.

     6.09 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any of its Subsidiaries.

     6.10 Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, so as not to give rise to any liability thereunder which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.11 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default, (b) then being contested by any of them in good faith by appropriate proceedings, or
(c) if the failure to comply therewith does not have a Material Adverse Effect.

     6.12 Use of Proceeds. Use the proceeds of Extensions of Credit for the refinancing of existing Indebtedness (including the Indebtedness listed in Section 4.01(a)(xii)) and other lawful general corporate purposes not otherwise in contravention of this Agreement.

     6.13  New Subsidiaries.

          (a) Within 30 days after the creation and initial capitalization of any new Subsidiary, other than a Non-Recourse Subsidiary or a Subsidiary of a foreign Subsidiary, or the investment in a venture permitted by this Agreement, Borrower will cause (i) such Subsidiary, if it is a domestic Subsidiary, to execute and deliver to each Lender a Guaranty and such evidence of corporate authority to enter into such Guaranty as Administrative Agent may reasonably request and (ii) the stockholder or other equity holder of such Subsidiary or such interest in such venture to execute a Pledge Agreement pledging 100%, in the case of a domestic Subsidiary or venture, or 65%, in the case of a foreign Subsidiary or venture, of the Borrower's and its Subsidiaries' interests in the capital stock or other equity interests of such new Subsidiary or venture and such evidence of corporate authority to enter into such Pledge Agreement as Administrative Agent may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank.

          (b) Within 30 days of the creation and initial capitalization of any new Subsidiary, including a Non-Recourse Subsidiary, the Borrower shall deliver to the Administrative Agent a replacement Schedule 5.17 correctly reflecting the names and jurisdictions of organization of each direct or indirect Subsidiary of the Borrower as of the date of such delivery.

     6.14 Further Assurances. Execute and file all such further instruments, and perform such other acts, as Administrative Agent or Required Lenders may determine are reasonably necessary to effectuate the intent of the Loan Documents.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     So long as any Extension of Credit remains unpaid, or any other Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

     7.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Ordinary Course Indebtedness;

          (b)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.01 and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any unutilized commitments thereunder that were in effect on the Closing Date;

          (c) Indebtedness subordinated to the Obligations which is subject to subordination provisions that are acceptable to Administrative Agent and the Requisite Lenders;

          (d)  Indebtedness secured by Ordinary Course Liens;

          (e) Indebtedness of any Subsidiary to the Borrower or another Subsidiary that is not a Non-Recourse Subsidiary from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under this Agreement;

          (f)  Permitted Convertible Subordinated Indebtedness;

          (g) Unsecured Indebtedness under the Saltgrass Note in an outstanding principal amount not to exceed $18,500,000;

          (h)  The Holiday Inn Indebtedness;

          (i) Indebtedness of Non-Recourse Subsidiaries (other than the Holiday Inn Indebtedness) in an aggregate amount not to exceed $25,000,000 at any one time outstanding;

          (j) purchase money Indebtedness, Sale-Leasebacks, capital leases, Indebtedness assumed in connection with an Acquisition permitted under
     Section 7.11 (other than the Saltgrass Note and the Holiday Inn Indebtedness), and Guaranty Obligations with respect to Indebtedness of any Affiliate of the Borrower or any of its Subsidiaries, that, when all of the foregoing are aggregated, do not exceed $25,000,000 at any one time outstanding;

          (k) Indebtedness under the Private Notes, in an aggregate principal amount not to exceed $150,000,000; and

          (l) Extensions, renewals, or replacements of Indebtedness permitted under this Section 7.01 provided that no such extension, renewal, or replacement shall (i) amend or modify any subordination provisions, if any, contained in the original Indebtedness, (ii) shorten the fixed maturity or increase the principal amount of, or increase the rate or shorten the time of payment and interest on, or increase the amount or shorten the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment, or by acceleration or otherwise of the original Indebtedness, or increase the amount of, or accelerate the time of payment of, any fees payable in connection therewith, (iii) make any modification relating to the affirmative or negative covenants, events of default, or remedies under the documents or instruments evidencing the original Indebtedness, the effect of which is to subject the Borrower or any of its Subsidiaries to any more materially onerous or restrictive provisions, or
     (iv) materially adversely affect the interest of the Lenders under this Agreement or any other Loan Document in any respect.

     7.02 Liens and Negative Pledges. Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

          (a) Liens and Negative Pledges existing on the date hereof and listed on Schedule 7.02 and any renewals or extensions thereof; provided that the obligations secured or benefited thereby or the property covered thereby are not increased, except as permitted by Section 7.01(b);

          (b)  Ordinary Course Liens;

          (c) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for Borrower and its Subsidiaries do not exceed $10,000,000;

          (d)  Liens securing or in respect of Indebtedness permitted under
     Section 7.01(j) in the property financed thereby or acquired therewith; provided that (i) any such Lien attaches to such property (A) concurrently with or within 20 days after the acquisition thereof in the case of personal property with a purchase price of less than $100,000 or (B) within 18 months after the acquisition thereof in the case of personal property with a purchase price of $100,000 or greater or real property, (ii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, (iii) the principal amount of the Indebtedness secured by any and all such Liens shall not at any time exceed, in the aggregate, $25,000,000, (iv) if the Indebtedness secured thereby is Indebtedness of the Borrower or any Subsidiary that is not a Non-Recourse Subsidiary, such Lien attaches solely to the property so acquired or financed in such transaction, and (v) if the Indebtedness secured thereby is Indebtedness of a Non-Recourse Subsidiary, such Lien attaches only to the property so acquired or financed in such transaction and the equity interests in such Non-Recourse Subsidiary;

          (e) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off, or similar rights and remedies as to deposit accounts or other funds maintained with a credit depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

          (f) Liens arising from precautionary UCC financing statement filings with respect to operating leases or consignment arrangements otherwise permitted hereunder entered into by Borrower or any of its Subsidiaries in the ordinary course of business; and

          (g) Licenses, leases, and subleases permitted under this Agreement and granted to others that do not interfere in any material respect with the business or operations of Borrower or any of its Subsidiaries;

          (h)  Liens granted by a Non-Recourse Subsidiary so long as such Liens
     (i) secure only permitted Indebtedness of such Non-Recourse Subsidiary and
     (ii) extend only to the property of such Non-Recourse Subsidiary; and

          (i) Liens granted by the Borrower or one of its Subsidiaries in the equity interests of a Non-Recourse Subsidiary and proceeds thereof securing only permitted Indebtedness of such Non-Recourse Subsidiary.

     7.03 Fundamental Changes. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution, except, that so long as no Default or Event of Default exists or would result therefrom:

          (a) any Subsidiary of Borrower may merge with (i) Borrower provided that Borrower shall be the continuing or surviving corporation, (ii) with any one or more Subsidiaries of Borrower that is not a Non-Recourse Subsidiary, and (iii) with any joint ventures, partnerships and other Persons, so long as such joint ventures, partnerships and other Persons will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary of Borrower that is not a Non-Recourse Subsidiary; provided that when any wholly-owned Subsidiary of Borrower that is not a Non-Recourse Subsidiary is merging into another Subsidiary of Borrower, the wholly-owned Subsidiary of Borrower that is not a Non-Recourse Subsidiary shall be the continuing or surviving Person;

          (b) any Subsidiary of Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or any of its Subsidiaries that is not a Non-Recourse Subsidiary; provided that when any wholly-owned Subsidiary of Borrower is selling all or substantially all of its assets to another Subsidiary of Borrower, the Subsidiary acquiring such assets shall be a wholly-owned Subsidiary of Borrower that is not a Non-Recourse Subsidiary;

          (c) Borrower or any Subsidiary may merge with any entity acquired in accordance with the provisions of Subsection 7.05(e) so long as Borrower is the survivor of any merger to which it is party and so long as a Subsidiary that is not a Non-Recourse Subsidiary is the survivor of any merger to which a Subsidiary is party; and

          (d) Any Subsidiary which owns no more than one restaurant may dissolve or liquidate, provided that the dissolution or liquidation of such Subsidiary is not disadvantageous to Lenders in any material respect and, in the reasonable business judgment of Borrower, is in the best economical interest of Borrower.

     7.04  Dispositions. Make any Dispositions, except:

          (a)  Ordinary Course Dispositions;

          (b)  Dispositions permitted by Section 7.03(b) and 7.03(d);

          (c) Transfers resulting from any casualty or condemnation or property or assets;

          (d)  Sale-Leasebacks that are Permitted Purchase Money Indebtedness;
     and

          (e) Other Dispositions of assets or property in exchange for cash, property or assumption of debt, in an aggregate amount not to exceed $20,000,000 in any calendar year.

     7.05  Investments. Make any Investments, except:

          (a) Investments existing on the date hereof and extensions, renewals, modifications, and restatements or replacements thereof, provided that no such extension, renewal, modification, restatement, or replacement shall increase of the amount of the original Investment;

          (b)  Ordinary Course Investments;

          (c)  Investments permitted by Sections 7.03 and 7.11;

          (d) Loans and advances by Borrower or its Subsidiaries to their respective officers, directors, and employees in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding;

          (e) Investments of Borrower or any wholly owned Subsidiary of Borrower in any of Borrower's Non-Recourse Subsidiaries or non-wholly owned Subsidiaries or Affiliates or in other Persons, in each case in substantially the same Lines of Business as Borrower and its Subsidiaries in an aggregate amount not to exceed $75,000,000 at any one time outstanding; provided that up to $7,500,000 (less the aggregate amount of Acquisitions, allowed under Section 7.11(b), of Persons or businesses not in substantially the same Lines of Business as the Borrower and its Subsidiaries) of the foregoing Investments may be in Affiliates or in other Persons not substantially in the same Lines of Business as Borrower and its Subsidiaries; and

          (f) Promissory notes and other similar noncash consideration received by the Borrower or its Subsidiaries in connection with the Dispositions permitted by Sections 7.04(a), (b), and (c).

     7.06 Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except Permitted Leases.

     7.07 Restricted Payments. Make any Restricted Payments, except that, so long as no Default or Event of Default would exist immediately after giving effect to such proposed Restricted Payment,

          (a) Borrower may declare (i) cash dividends on shares of its capital stock in an aggregate amount not to exceed $7,000,000 in any fiscal year and (ii) stock dividends; and

          (b) Borrower may repurchase shares of its own capital stock and may declare dividends on shares of its capital stock in excess of the amounts permitted by clause (a) above; provided, however, that the aggregate amount of such repurchased stock and all such excess dividends over the term of this Agreement may not exceed $60,000,000 (without giving effect to purchases contemplated in Section 2.06(d) hereof).

     7.08 ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

     7.09 Change in Nature of Business. Make any material change in the nature of the Lines of Business of any Borrower Party.

     7.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than transactions with terms not less advantageous for Borrower or such Subsidiary than arm's-length transactions with Affiliates that are otherwise permitted hereunder. Notwithstanding the foregoing, Borrower and its Subsidiaries may be entitled to make the following payments or enter into the following transactions:

          (a) the payment of reasonable and customary fees and reimbursement of expenses payable to officers and directors of Borrower and its Subsidiaries; and

          (b) the employment arrangements with respect to the procurement of services of directors, officers, and employees in the ordinary course of business and the payment of reasonable amounts in connection therewith.

     7.11 Acquisitions. Make any Acquisition without the prior written consent of the Requisite Lenders unless (a) after giving effect to such Acquisition, the aggregate purchase price (including cash, stock, and debt assumed) of all such Acquisitions made during such fiscal year does not exceed $75,000,000, (b) (i) the Person is engaged in, or the business to be acquired is in, substantially the same Lines of Business as the Borrower and its Subsidiaries (a "Similar Business") or (ii) if the Person or business to be acquired is not a Similar Business, then the sum of (A) such Acquisition and all other Acquisitions of Persons or businesses which are not Similar Businesses and
(B) the aggregate amount of Investments, permitted under Section 7.05(e), in Persons or businesses which are not Similar Businesses, shall not exceed $7,500,000 in the aggregate at any time outstanding, and (c) such Acquisition is not opposed by the board of directors or management of such Person to be acquired.

     7.12 Capital Expenditures. Make, or become legally obligated to make, any capital expenditure (excluding Acquisitions under Section 7.11), except capital expenditures in any fiscal year of the Borrower not exceeding the sum of (a) (i) in fiscal year 2003 for the period from the Closing Date until December 31, 2003, $37,000,000, (ii) in fiscal year 2004, $120,000,000, and (iii) in fiscal years thereafter, $110,000,000, and (b) the amount, up to $10,000,000, of unused capital expenditure allowance for the immediately preceding fiscal year, beginning with a carry-over from the fiscal year 2003 allowance to fiscal year 2004.

     7.13 Limitations on Upstreaming. Agree to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary of Borrower to Borrower.

     7.14  Financial Covenants.

          (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than an amount equal to the result of (i) $498,613,400, plus
     (ii) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after June 30, 2003 (with no deduction for a net loss in any such fiscal quarter and excluding non-cash impairment charges), plus
     (iii) an amount equal to 75% of the aggregate increases in Stockholders' Equity of Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock of Borrower (including upon any conversion of debt securities of Borrower into such capital stock, but excluding upon any exercise of employee stock options, to the extent the aggregate amount of such exercised employee stock options is less than $5,000,000), minus (iv) up to $25,000,000 of any reduction in Consolidated Net Worth made due to repurchases by the Borrower of the Borrower's common stock during the term of this Agreement.

          (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Borrower to be less than 1.75 to 1.0.

          (c) Total Funded Debt Leverage Ratio. Permit the Total Funded Debt Leverage Ratio to be greater than:

                    (A) At any time before the Convertible Issuance Date, 2.50 to 1.00 and

               (ii) At any time on and after the Convertible Issuance Date:

                    (A) 3.25 to 1.00 through the later of (1) 12 months after the Convertible Issuance Date and (2) December 31, 2004 and

                    (B)  3.00 to 1.00 thereafter.

          (d) Senior Funded Debt Leverage Ratio. Permit the Senior Funded Debt Leverage Ratio at any time on or after the Convertible Issuance Date to be greater than 2.25 to 1.00.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default. Any one or more of the following events shall constitute an Event of Default:

          (a) Borrower fails to pay any principal on any Extension of Credit as and on the date when due; or

          (b) Borrower fails to pay any interest on any Extension of Credit, or any commitment fees due hereunder, or any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five days after the date when due; or

          (c) Any default occurs in the observance or performance of any agreement contained in Sections 6.08, 6.10, 6.13, or Article VII; or

          (d) Borrower or any of its Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days (or 10 days in the case of the covenants set forth in Sections 6.01 and 6.02) after the earlier of (i) the date upon which a Responsible Officer of the Borrower or any of its Subsidiaries knew or reasonably should have known of such failure and (ii) the date upon which written notice thereof was given to Borrower by Administrative Agent or any Lender; or

          (e) (i) Any representation or warranty which contains any qualification as to materiality or as to a Material Adverse Effect in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document proves to have been incorrect when made or deemed made, or (ii) any representation or warranty which contains no qualification as to materiality or as to a Material Adverse Effect in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

          (f) Any Borrower Party (i) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 and such default continues after the applicable grace or notice period, if any, or (ii) defaults in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness having an aggregate principal amount in excess of $10,000,000 to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable, or any Borrower Party is unable or admits in writing its inability to pay its debts as they mature; or

          (g) Any Borrower Party defaults in the observance or performance of any provision or requirement of the Note Agreement or the Private Notes and such default continues after the applicable grace or notice period, if any; or

          (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

          (i) (i)(A) A final judgment against any Borrower Party is entered for the payment of money in excess of $10,000,000, or any non-monetary final judgment is entered against any Borrower Party which has a Material Adverse Effect and (B) such judgment remains unsatisfied without procurement of a stay of execution within 30 calendar days after the date of entry of judgment or, if earlier, five days prior to the date of any proposed sale, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

          (j) Any Borrower Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

          (k) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000;

     or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

          (l)  Any Change of Control shall occur.

     8.02 Remedies Upon Event of Default. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

          (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(j):

               (i) the Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

               (ii) Issuing Lender may, with the approval of Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

          (b) Upon the occurrence of any Event of Default described in Section 8.01(j):

               (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

               (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

               (iii) an amount equal to the aggregate amount of all outstanding Letters of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

          (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except

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

     as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of the Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity.

          (d) Except as permitted by Section 10.05, no Lender may exercise any rights or remedies with respect to the Obligations without the consent of the Requisite Lenders in their sole discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including reasonable Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

                                   ARTICLE IX

                              ADMINISTRATIVE AGENT

     9.01  Appointment and Authorization of Administrative Agent.

          (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of the Requisite Lenders to act for such Issuing Lender with respect thereto; provided, however, that Issuing Lender shall have all of the benefits and immunities (i) provided to Administrative Agent in this
     Article 9 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9 included Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

          (c) The Lenders hereby authorize the Administrative Agent to enter into on their behalf the Intercreditor Agreement executed in connection with the Note Agreement and the issuance of the Private Notes, which Intercreditor Agreement and any other documents executed in connection therewith shall be Loan Documents, and agree to be bound by the terms of the Intercreditor Agreement.

     9.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 Liability of Administrative Agent. No Administrative Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or
(b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

     9.04  Reliance by Administrative Agent.

          (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     9.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Lenders in accordance with Section 8; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

     9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that none of Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including without limitation, whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any of Administrative Agent-Related Persons.

     9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

     9.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

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

     9.09 Successor Administrative Agent. Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 9 and Sections 10.03 and
10.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of the Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04(j), 2.09 and 10.03) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making

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of such payments directly to the Lenders, to pay to the Administrative Agent any
amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.03.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "book manager," "arranger," or "lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.01 Amendments; Consents. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower Party therefrom, shall be effective unless in writing signed by the Requisite Lenders and the Borrower or the applicable Borrower Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

          (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

          (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

          (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

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          (d)  reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit , or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Requisite Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable hereunder;

          (e) change Section 2.08 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

          (f) change any provision of this Section or the definition of "Requisite Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

          (g) release all or a material part of the Collateral, or release any Guarantor from any Guaranty, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

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     10.02 Transmission and Effectiveness of Notices and Signatures. .

          (a) Modes of Delivery. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be transmitted by Requisite Notice to the number and address set forth on Schedule 10.02, may be delivered by the following modes of delivery, and shall be effective as follows:

Mode of Delivery                     Effective on earlier of actual receipt and:
--------------------------------------------------------------------------------
Courier                              Scheduled delivery date
Facsimile                            When transmission in legible form complete
Mail                                 Fourth Business Day after deposit in U.S.
                                     mail first class postage pre-paid
Personal delivery                    When received
Electronic mail/digital transmission When received
Telephone                            When conversation completed

provided, however, that communications delivered to Administrative Agent pursuant to Article 2 shall not be effective until actually received by Administrative Agent.

          (b) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of any Borrower Party even if such communications (i) were not made in a manner specified herein, (ii) were incomplete, (iii) were not preceded or followed by any other notice specified herein, or (iv) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Borrower shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein, except for any loss, cost, expense, or liability caused by Administrative Agent's or a Lender's own gross negligence or willful misconduct.

          (c) Effectiveness of Electronic and Facsimile Signatures. Signatures on communications may be transmitted by facsimile, electronic mail or other digital transmission only with the consent of Administrative Agent in its sole discretion in each instance. The effectiveness of any such signatures accepted by Administrative Agent shall, subject to applicable Law, have the same force and effect as manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof.

     10.03 Attorney Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in

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connection herewith or therewith (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all Attorney Costs, (b) to pay or reimburse Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including, without limitation, Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by and deemed reasonably necessary by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include reasonably administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents. Any amount payable by Borrower under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. All amounts due under this Section shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive repayment of all Obligations.

     10.04 Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection
     (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letters of Credit and in Swing Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the

     Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause
     (ii) shall not apply to rights in respect of Swing Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.03 and 10.13 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letters of Credit owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this

     Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Letters of Credit and/or Swing Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01,
     3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.05 as though it were a Lender, provided such Participant agrees to be subject to Section 10.06 as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.20 as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.04, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and
     (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

          (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender. In the event of any such resignation as Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all Letters of Credit with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.04(d)).

     10.05 Set-off. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of Lenders or any Affiliates thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower but excluding accounts that are trust, payroll tax, or fiduciary accounts containing only funds of Persons other than Borrower and its Subsidiaries and which are identified as being a trust account, payroll tax account, or fiduciary account) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.06 Sharing of Payments. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

     10.07 No Waiver; Cumulative Remedies. (a) No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     (b) The terms and conditions of Article 9 are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent's or Lenders' rights to assert them in whole or in part in respect of any other Loan.

     10.08 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.11 Nature of Lenders' Obligations. The obligations of Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Lenders of their obligations to make initial Loans. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

     10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit or Commitment shall remain outstanding.

     10.13 Indemnity by Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Administrative Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this
Section 10.13 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.14 Non-liability of Lenders.

     Borrower acknowledges and agrees that:

          (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

          (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

          (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither Administrative Agent nor Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or their Affiliates; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or their Affiliates, or to owe any fiduciary duty to Borrower or their Affiliates; neither Administrative Agent nor Lenders undertake or assume any responsibility or duty to Borrower or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or their Affiliates of any matter in connection with their Property or the operations of Borrower or their Affiliates; Borrower and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or Lenders in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

          (d) Administrative Agent and Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

     10.15 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Loans, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

     10.16 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.17 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     10.18 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     10.19 Time of the Essence. Time is of the essence of the Loan Documents.

     10.20 Foreign Lenders and Participants.

          (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion),
     (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

          (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.20(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.20(a); provided that if such Lender shall have satisfied the requirement of this
     Section 10.20(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.20(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

          (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.20(a).

          (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

          (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent..

     10.21 Removal and/or Replacement of Lenders.

          (a) Under any circumstances set forth in Section 3.06(c) of this Agreement providing that Borrower shall have the right to remove and/or replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and the Administrative Agent, remove such Lender by (i) non ratably terminating such Lender's Commitment and/or (ii) causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees acceptable to Borrower, the Administrative Agent and the Issuing Bank. Any removed or replaced Lender shall be entitled to (x) payment in full of all principal, interest and fees owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit then outstanding and (z) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver a Notice of Assignment and Acceptance covering that Lender's Commitment. Administrative Agent shall distribute an amended Schedule 2.01, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

          (b) In order to make all Lender's interests in any outstanding Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the

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     effective date thereof, all outstanding Extensions of Credit of all
     Lenders, together with any amounts due under Section 3.05. Borrower may then request Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares.

     10.22 Governing Law.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE GOVERNING STATE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF THE GOVERNING STATE OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF THE GOVERNING STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE GOVERNING STATE

     10.23 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.24 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND

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MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT
ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     10.25 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, "Information" means all information received from any Borrower Party relating to any Borrower Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower Party, provided that, in the case of information received from a Borrower Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                  [See separate doc posted for signature pages]